EXHIBIT 23.1

                          Independent Auditor's Consent

                          -----------------------------


We consent to the use in this Registration Statement on Form S-2 of WaveRider Communications Inc. of our report, dated February 7, 2004, appearing in this Prospectus, which is part of this Registration Statement.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
March 12, 2004